Exhibit 10.3

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT.

COLLPLANT BIOTECHNOLOGIES LTD.

PRE-FUNDED MILESTONE WARRANT TO PURCHASE ORDINARY SHARES

Warrant Shares: [____] Ordinary Shares	Original Issue Date: [____], 2026

This Milestone Warrant to Purchase Ordinary Shares (this “Warrant”) is issued by CollPlant Biotechnologies Ltd., an Israeli company, registration number [____] (the “Company”), to the holder identified on the signature page hereto (the “Holder”), pursuant to that certain Share Purchase Agreement, dated as of August [____], 2026 (as may be amended, supplemented or modified from time to time, the “SPA”), by and among the Company, LightSolver Ltd., and the other parties thereto.

Section 1. Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the SPA. As used in this Warrant, the following terms shall have the meanings set forth below:

“Aggregate Ownership Certificate” means a certificate delivered by the Sellers’ Representative to the Company pursuant to Section 2.6 of the SPA and Section 3.3 of this Warrant, within five (5) Business Days following receipt of an Exercise Notice, setting forth: (i) the aggregate number of Buyer Ordinary Shares then beneficially owned by all Sellers and their respective Affiliates; (ii) the aggregate number of Warrant Shares proposed to be acquired upon such exercise; and (iii) a certification that, after giving effect to the proposed exercise, the aggregate beneficial ownership of all Sellers (together with their respective Affiliates) will not exceed the Equity Blocker Threshold.

“Beneficial Ownership Limitation“ has the meaning set forth in Section 4.5.

“Equity Blocker” means the limitations set forth in Section 3 of this Warrant restricting the exercise of this Warrant to the extent that such exercise would exceed any applicable threshold under Nasdaq Listing Rule 5635 (or any successor rule) without first obtaining any shareholder approval that may be required under such rule.

“Equity Blocker Threshold” means any threshold above which the issuance of Buyer Ordinary Shares would require shareholder approval under Nasdaq Listing Rule 5635 (including Rules 5635(a), (b) and (d)), or any successor rule thereto.

“Exercise Date” means, with respect to any exercise of this Warrant, the date on which all of the conditions to exercise set forth in Section 3.1 have been satisfied, including receipt by the Company of the Aggregate Ownership Certificate.

“Exercise Notice” means a notice of exercise in the form attached hereto as Annex A, duly executed by the Holder and delivered to the Company and the Sellers’ Representative.

“Exercise Price” means USD 0.00001 per Warrant Share, subject to adjustment as provided herein.

“Fundamental Transaction” means any of the following: (a) any merger, consolidation, or other business combination transaction involving the Company pursuant to which the Company is not the surviving entity, or pursuant to which holders of a majority of the Buyer Ordinary Shares immediately prior to such transaction hold less than a majority of the equity interests of the surviving or acquiring entity immediately following such transaction; (b) any sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries excluding CollPlant Ltd; (c) any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of more than 50% of the Buyer Ordinary Shares tender or exchange their shares; or (d) any reclassification of the Buyer Ordinary Shares or any compulsory share exchange pursuant to which the Buyer Ordinary Shares are effectively converted into or exchanged for other securities, cash or other property.

“Milestone” means each of Milestone 1, Milestone 2 and Milestone 3, as defined below, and “Milestones” means all of them collectively.

“Milestone 1” means [____].

“Milestone 1 Warrant Shares” means the Holder’s Pro Rata Share of 24,746,310 Buyer Ordinary Shares, as set forth opposite the Holder’s name in Exhibit A to the SPA, issuable upon exercise of the Milestone 1 Tranche of this Warrant, subject to adjustment as provided herein.

“Milestone 2” means [____].

“Milestone 2 Warrant Shares” means the Holder’s Pro Rata Share of 96,295,669 Buyer Ordinary Shares, as set forth opposite the Holder’s name in Exhibit A to the SPA, issuable upon exercise of the Milestone 2 Tranche of this Warrant, subject to adjustment as provided herein.

“Milestone 3” means [____].

“Milestone 3 Warrant Shares” means the Holder’s Pro Rata Share of 103,036,366 Buyer Ordinary Shares, as set forth opposite the Holder’s name in Exhibit A to the SPA, issuable upon exercise of the Milestone 3 Tranche of this Warrant, subject to adjustment as provided herein.

“Milestone Achievement Date” means, with respect to any Milestone, the date on which such Milestone is determined to have been achieved in accordance with the procedures set forth in Sections 2.2.3 and 2.2.4 of the SPA.

“Milestone Achievement Notice” means a written notice delivered by the Company to the Holder confirming that a Milestone has been achieved and that the applicable Tranche of this Warrant has become exercisable, specifying the Milestone Achievement Date and the number of Warrant Shares comprising the applicable Tranche.

“Milestone 1 Tranche” means the tranche of this Warrant representing the right to purchase the Milestone 1 Warrant Shares upon the achievement of Milestone 1.

“Milestone 2 Tranche” means the tranche of this Warrant representing the right to purchase the Milestone 2 Warrant Shares upon the achievement of Milestone 2.

“Milestone 3 Tranche” means the tranche of this Warrant representing the right to purchase the Milestone 3 Warrant Shares upon the achievement of Milestone 3.

“Trading Day” means any day on which the Buyer Ordinary Shares are traded on Nasdaq, provided that “Trading Day” shall not include any day on which the Buyer Ordinary Shares are scheduled to trade on Nasdaq for less than 4.5 hours or any day that the Buyer Ordinary Shares are suspended from trading during the final hour of trading on Nasdaq.

“Tranche” means each of the Milestone 1 Tranche, the Milestone 2 Tranche and the Milestone 3 Tranche.

“Warrant” means this Milestone Warrant to Purchase Ordinary Shares of the Company.

Section 2. Milestone Achievement and Issuance Mechanics.

2.1.	Milestone Tranches.

This Warrant is divided into three (3) Tranches, each of which shall become exercisable only upon the achievement of the applicable Milestone and shall entitle the Holder to purchase the applicable Milestone Warrant Shares, as follows:

(a) Milestone 1 Tranche: Upon the achievement of Milestone 1, the Holder shall be entitled to exercise this Warrant with respect to the Milestone 1 Warrant Shares, subject to adjustment as provided herein.

(b) Milestone 2 Tranche: Upon the achievement of Milestone 2, the Holder shall be entitled to exercise this Warrant with respect to the Milestone 2 Warrant Shares, subject to adjustment as provided herein.

(c) Milestone 3 Tranche: Upon the achievement of Milestone 3, the Holder shall be entitled to exercise this Warrant with respect to the Milestone 3 Warrant Shares, subject to adjustment as provided herein.

For the avoidance of doubt, a Tranche shall not be exercisable unless and until the applicable Milestone has been achieved and the Milestone Achievement Date has been established in accordance with the procedures set forth in Sections 2.2.3 and 2.2.4 of the Share Purchase Agreement.

2.2.	Milestone Achievement Determination.

The determination of whether a Milestone has been achieved shall be made exclusively in accordance with the procedures set forth in Sections 2.2.3 and 2.2.4 of the SPA (including, without limitation, the Milestone Committee determination process, the Sellers’ Representative’s right to present additional evidence, and the independent expert dispute resolution procedure set forth therein). A Milestone shall be deemed achieved on the date determined in accordance with such procedures (the “Milestone Achievement Date”).

2.3.	Dispute Resolution.

Any dispute regarding whether a Milestone has been achieved shall be resolved exclusively in accordance with the dispute resolution procedures set forth in Section 2.2.4 of the Share Purchase Agreement.

2.4.	Company’s Obligation Upon Milestone Achievement.

Within five (5) Business Days following the establishment of a Milestone Achievement Date in accordance with Section 2.2 above, the Company shall:

(a) deliver to the Holder a written notice (a “Tranche Activation Notice”) confirming that the applicable Milestone has been achieved, specifying the Milestone Achievement Date and the number of Warrant Shares comprising the applicable Tranche that have become exercisable; and

(b) take all such corporate actions as may be necessary to ensure that the Buyer Ordinary Shares issuable upon exercise of the applicable Tranche are duly authorized, and that upon issuance such shares will be validly issued, fully paid and non-assessable, with a par value of NIS 1.50 per share (or such other par value as may then be applicable), including without limitation causing the payment of the par value from any available source permitted under the Companies Law.

2.5.	Independence of Tranches.

Each Tranche of this Warrant is independent of the other Tranches. The Milestones need not be achieved in any particular order, and the achievement or non-achievement of any one Milestone shall not affect the Holder’s rights with respect to any other Milestone or Tranche. For the avoidance of doubt, if Milestone 3 is achieved prior to Milestone 2, the Milestone 3 Tranche shall become exercisable regardless of whether Milestone 2 has been achieved.

Section 3. Exercise of Warrant

3.1.	Exercise.

Subject to the terms and conditions set forth herein (including, without limitation, the milestone achievement requirements of Section 2 and the Equity Blocker set forth in Section 4), at any time following the applicable Milestone Achievement Date and for so long as this Warrant remains outstanding with respect to the applicable Tranche, the Holder may exercise such Tranche (in whole or in part) by delivering to the Company:

(a) an Exercise Notice duly executed by the Holder, delivered to the Company and the Sellers’ Representative, specifying the Tranche to be exercised and the number of Warrant Shares to be purchased; and (b) payment of the Exercise Price for the number of Warrant Shares specified in the Exercise Notice, in immediately available funds denominated in United States dollars; and (c) receipt by the Company of an Aggregate Ownership Certificate duly executed by the Sellers’ Representative, which shall be delivered within five (5) Business Days following receipt of the Exercise Notice, confirming that the aggregate beneficial ownership of Buyer Ordinary Shares by all Sellers (including the Warrant Shares to be issued upon such exercise) will not exceed the Equity Blocker Threshold. The Company shall not be required to issue any Warrant Shares unless and until it has received an Aggregate Ownership Certificate from the Sellers’ Representative confirming that the proposed exercise will not breach the Equity Blocker.

Upon satisfaction of all of the foregoing conditions and subject to Section 4.3, the exercise shall be deemed effective as of the Exercise Date..

3.2.	Cashless Exercise.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of this Warrant in payment of the aggregate Exercise Price, the Holder may elect instead to receive upon such exercise the “Net Number” of Buyer Ordinary Shares determined according to the following formula:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A = the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B = the excess, if any, of the Per Share Market Value (as defined below) on the Trading Day immediately preceding the date of such exercise over the Exercise Price.

C = the Per Share Market Value on the Trading Day immediately preceding the date of such exercise.

“Per Share Market Value” means, on any particular date, the closing bid price per Buyer Ordinary Share on such date on Nasdaq as reported by Bloomberg L.P. (or an equivalent reliable reporting service mutually acceptable to the Company and the Holder). If the Buyer Ordinary Shares are not listed or traded on Nasdaq on the date in question, then the Per Share Market Value shall be determined in good faith by the Company’s Board of Directors.

Notwithstanding the foregoing, because the Exercise Price of this Warrant is nominal (USD 0.00001 per Warrant Share), the parties acknowledge that a cashless exercise pursuant to this Section 3.2 will result in the issuance of substantially the same number of Warrant Shares as would be issued upon a cash exercise. In connection with any exercise of this Warrant (whether for cash or on a cashless basis), the Board of Directors of the Company shall adopt a resolution pursuant to Section 304 of the Companies Law approving the issuance of the Warrant Shares at a price per share no less than the par value (if any) of the Buyer Ordinary Shares, it being acknowledged that following the elimination of the par value of the Buyer Ordinary Shares approved by the Company’s shareholders on August 18, 2026 no such resolution shall be required, with the consideration for such issuance being deemed satisfied by the pre-payment of the purchase price for the Warrant Shares at the Closing (less only the nominal Exercise Price.

In the event that no registration statement covering the issuance or resale of the Warrant Shares is effective at the time of exercise of this Warrant, this Warrant may only be exercised through a cashless exercise as set forth in this Section 3.2.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date of this Warrant.

3.3.	Partial Exercise.

If this Warrant is exercised in part with respect to any exercisable Tranche, the Company shall, at the time of delivery of the Warrant Shares to the Holder, issue to the Holder a new warrant (on the same terms and conditions as this Warrant) to purchase that number of Warrant Shares equal to the number of Warrant Shares subject to this Warrant immediately prior to such exercise minus the number of Warrant Shares issued to the Holder upon such exercise, together with any other Tranches that remain unexercised. For the avoidance of doubt, the new warrant shall have the same Exercise Price, the same Original Issue Date, and shall otherwise be identical in all respects to this Warrant except for the number of Warrant Shares for which it is exercisable.

3.4.	Delivery of Warrant Shares.

Upon any exercise of this Warrant in accordance with the terms hereof, the Company shall, no later than the second (2nd) Business Day following the Exercise Date (the “Share Delivery Date”), cause to be issued and delivered to the Holder, or to such Person as the Holder may direct, the number of Warrant Shares to which the Holder is entitled; provided, however, that the Share Delivery Date shall be extended by the number of days of any delay caused by (i) the Holder’s failure to provide accurate or complete delivery instructions, (ii) circumstances beyond the Company’s reasonable control, including delays by the transfer agent or DTC, or (iii) any suspension of trading in the Buyer Ordinary Shares on Nasdaq. Delivery of Warrant Shares shall be effected by book-entry credit to the account designated by the Holder in the Exercise Notice, or, if requested by the Holder, by delivery of physical share certificates. Nothing herein shall require delivery through DWAC unless the Warrant Shares are then DTC eligible and not subject to transfer restrictions that would prevent such delivery.

3.5.	Compensation for Buy-In.

If after the Share Delivery Date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases Buyer Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving upon such exercise, other than as a result of any action or omission of the Holder or its broker or circumstances beyond the Company’s reasonable control (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Buyer Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (I) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (II) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded), or deliver to the Holder the number of Buyer Ordinary Shares that would have been issued had the Company timely complied with its delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.

3.6.	No Expiration.

This Warrant is a pre-funded warrant and shall not expire. The full purchase price for the Warrant Shares has been pre-funded to the Company at the Closing (the “Prepaid Amount”), and accordingly, no additional consideration (other than the nominal Exercise Price of USD 0.00001 per Warrant Share) shall be required to be paid by the Holder to any Person in connection with any exercise of this Warrant. The Holder shall not be entitled to a return or refund of the Prepaid Amount under any circumstance, including in the event this Warrant is not exercised in full or any Milestone is not achieved. With respect to each Tranche, once such Tranche becomes exercisable upon the achievement of the applicable Milestone, such Tranche shall remain exercisable at any time, subject only to the terms and conditions set forth herein (including the Equity Blocker). For the avoidance of doubt, no Tranche of this Warrant that has become exercisable shall expire or terminate for any reason, including the passage of time.

Section 4. Equity Blocker.

4.1.	Nasdaq Rule 5635 Limitation.

Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue, and the Holder shall not have the right to receive, any Warrant Shares upon exercise of this Warrant to the extent (but only to the extent) that the sale or issuance of such Warrant Shares would exceed any applicable threshold under Nasdaq Listing Rule 5635 (or any successor rule), unless the Company has obtained any shareholder approval that may be required under applicable Nasdaq listing rules (including Nasdaq Listing Rule 5635(a), (b) and (d)).

4.2.	Aggregate Cap.

In addition to the limitation set forth in Section 4.1, in no event shall the aggregate number of Buyer Ordinary Shares issued pursuant to the SPA and the transactions contemplated thereby (including, without limitation, Closing Shares, Warrant Shares issuable upon exercise of this Warrant and all other Pre-Funded Warrants, and shares issuable upon exercise of any Milestone Warrants) exceed 39.80% of the Buyer Ordinary Shares outstanding immediately following the Closing, without the prior approval of the Company’s shareholders in accordance with applicable Nasdaq listing rules.

4.3.	Aggregate Ownership Certificate.

Prior to exercising this Warrant, the Holder shall deliver an Exercise Notice to the Company and the Sellers’ Representative. Within five (5) Business Days following receipt of an Exercise Notice, the Sellers’ Representative shall deliver to the Company a written certification (an “Aggregate Ownership Certificate”) setting forth: (i) the aggregate number of Buyer Ordinary Shares then beneficially owned by all Sellers and their respective Affiliates; (ii) the aggregate number of Warrant Shares proposed to be acquired by the Holder; and (iii) a certification that, after giving effect to the proposed exercise, the aggregate beneficial ownership of all Sellers (together with their respective Affiliates) will not exceed the Equity Blocker Threshold. The Holder shall, upon request by the Sellers’ Representative, promptly (and in any event within three (3) Business Days) provide the Sellers’ Representative with a written statement setting forth the number of Buyer Ordinary Shares (including Warrant Shares) then beneficially owned by such Holder and its Affiliates. The Company shall not be required to issue any Warrant Shares unless and until it has received an Aggregate Ownership Certificate from the Sellers’ Representative confirming that the proposed exercise will not breach the Equity Blocker. The Company shall be entitled to rely on.

4.4.	No Obligation to Seek Shareholder Approval.

Nothing in this Warrant shall be construed to require the Company to seek or obtain shareholder approval for the issuance of Buyer Ordinary Shares in excess of the Equity Blocker Threshold. The decision to seek shareholder approval shall be made by the Company’s Board of Directors in its sole and absolute discretion, and neither the Holder nor the Sellers’ Representative shall have any right to compel the Company to convene a general meeting or seek any such approval. For the avoidance of doubt, the Company makes no undertaking to convene any shareholder meeting or to seek any shareholder approval in connection with the Equity Blocker.

4.5.	Holder-Elective Ownership Limitation.

No limitation on the beneficial ownership of the Holder shall apply to the exercise of this Warrant (or any Tranche thereof) unless the Holder elects, by written notice to the Company, to be subject to a maximum beneficial ownership percentage specified by the Holder in such notice (the “Beneficial Ownership Limitation”). There shall be no ceiling or maximum on the percentage that the Holder may so elect. The Holder may increase, decrease or revoke any such election upon written notice to the Company, provided that any increase or revocation shall become effective on the sixty-first (61st) day following delivery of such notice. Where an election is in effect, the Company shall not effect any exercise of this Warrant (or any Tranche thereof) to the extent that, after giving effect thereto, the Holder (together with its Affiliates) would beneficially own Buyer Ordinary Shares in excess of the elected percentage, and beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Upon the written request of the Holder, the Company shall within two (2) Business Days confirm in writing the number of Buyer Ordinary Shares then outstanding. This Section 4.5 shall apply to a successor Holder only if such successor makes its own election hereunder.

Section 5. Adjustments

5.1	Stock Splits and Dividends.

If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Buyer Ordinary Shares or any other equity or equity equivalent securities payable in Buyer Ordinary Shares (which, for avoidance of doubt, shall not include any Buyer Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Buyer Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Buyer Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Buyer Ordinary Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Buyer Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Buyer Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 5.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

5.2	Pro Rata Distributions.

If the Company, at any time while this Warrant is outstanding, distributes to all holders of Buyer Ordinary Shares (and not to the Holder by virtue of ownership of this Warrant) (a) evidences of its indebtedness, (b) any security (other than a distribution of Buyer Ordinary Shares covered by Section 5.1), (c) rights or warrants to subscribe for or purchase any security, or (d) any cash or other assets (in each case, “Distributed Property”), then in each such case, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted so that upon exercise the Holder shall receive, in addition to the Warrant Shares, the Distributed Property that such Holder would have been entitled to receive had the Holder been the record holder of such number of Buyer Ordinary Shares as of the record date for such distribution, or the Company shall reserve and set aside such Distributed Property for delivery to the Holder upon exercise. To the extent that this Warrant is not exercised prior to the record date for any such distribution, the adjustment provisions of this Section 5.2 shall apply to provide the Holder with the economic equivalent of such distribution.

5.3	Fundamental Transactions.

In the event of a Fundamental Transaction:

(a) if the Fundamental Transaction involves the issuance of securities of a Successor Entity in exchange for or in respect of Buyer Ordinary Shares, the Holder shall be entitled, upon exercise of this Warrant following the consummation of such Fundamental Transaction, to receive the kind and amount of securities, cash or other property that a holder of the number of Buyer Ordinary Shares issuable upon exercise of this Warrant immediately prior to such Fundamental Transaction would have received upon consummation thereof;

(b) the Successor Entity (if other than the Company) shall assume all obligations of the Company under this Warrant pursuant to a written instrument, delivered to the Holder prior to or concurrently with the consummation of such Fundamental Transaction; and

(c) the Holder shall be entitled to receive, upon exercise of this Warrant following such Fundamental Transaction, the same kind and amount of securities, cash or other property as the Holder would have received had the Holder exercised this Warrant in full immediately prior to such Fundamental Transaction, with proportionate adjustments to the number of Warrant Shares to preserve the economic equivalent. The provisions of this Section 5.3 shall apply to successive Fundamental Transactions.

5.4	Acceleration on Change of Control.

Notwithstanding Section 2, subject to Section 4, upon the occurrence of a Fundamental Transaction, all Tranches of this Warrant that have not yet become exercisable due to the applicable Milestone not having been achieved shall, at the election of the Holder (to be made by written notice to the Company within thirty (30) days of the consummation of such Fundamental Transaction), either:

(a) become immediately exercisable and deemed achieved as of the date of such Fundamental Transaction, such that the Holder may exercise this Warrant in full prior to or concurrently with the closing of such Fundamental Transaction; or

(b) be assumed by the Successor Entity on substantially equivalent terms, with appropriate adjustments to the Milestones to reflect the combined entity’s operations, as mutually agreed by the Holder and the Successor Entity (acting reasonably and in good faith); provided that if the parties cannot agree on such adjustments within sixty (60) days following the closing of the Fundamental Transaction, the Holder may elect to treat such Tranches in accordance with clause (a) above.

5.5	Par Value Compliance.

Notwithstanding any other provision of this Section 5, in no event shall the Exercise Price be reduced below the par value (if any) of the Buyer Ordinary Shares unless and until the Company reduces or eliminates such par value in accordance with the Companies Law. In connection with any exercise of this Warrant (or any Tranche thereof) following an adjustment pursuant to this Section 5 that would result in the effective issuance price of the Warrant Shares being less than their par value, the Company’s Board of Directors shall, to the extent required by the Companies Law, adopt a resolution pursuant to Section 304 of the Companies Law approving the issuance of such Warrant Shares at a price per share equal to or in excess of their par value, with the aggregate exercise consideration being deemed to include the Prepaid Amount previously paid at the Closing.

If at any time the Buyer Ordinary Shares have a par value and the issuance of Warrant Shares upon any exercise of this Warrant (or any Tranche thereof) would, but for this Section, be prohibited or restricted by reason of Section 304 of the Companies Law, then the Company shall, at its own cost and without any payment by the Holder: (a) first, capitalise such amount standing to the credit of its share premium account or of any other reserve or fund available for such purpose as is necessary to pay up in full the par value of such Warrant Shares, and pass all board and shareholder resolutions required to give effect thereto; (b) second, to the extent the amounts available under clause (a) are insufficient, promptly convene a general meeting of its shareholders for the purpose of eliminating the par value of the Buyer Ordinary Shares, include such elimination in the agenda, include the recommendation of its board of directors in favour thereof in the meeting materials, use its best efforts to solicit proxies in favour thereof, re-submit the matter at each subsequent general meeting of shareholders and in any event at least once every three (3) months until it is approved, and promptly file the amended articles of association with the Israeli Registrar of Companies; and (c) third, to the extent that, notwithstanding clauses (a) and (b), any Warrant Shares remain incapable of being lawfully issued, issue to the Holder the maximum number of Warrant Shares that may lawfully be issued and pay to the Holder, in cash and within five (5) Business Days following the Exercise Date, an amount equal to the Per Share Market Value on the Exercise Date multiplied by the number of Warrant Shares not so issued, in each case without prejudice to the Holder’s right to receive such Warrant Shares if and when they may lawfully be issued.

The obligations of the Company under this Section 5.5 are absolute and unconditional, and the Company shall not be relieved of them by reason of any difficulty, cost or inconvenience of performance. The Holder shall be entitled to specific performance and injunctive relief in respect of such obligations, without proof of damage and without the posting of any security, in addition to any other remedy available to it.

Notwithstanding anything to the contrary in this Warrant, the SPA or any other Transaction Document, no Holder shall have any liability to the Company, to any creditor of the Company or to any other Person in respect of any shortfall between the consideration paid or deemed paid for any Warrant Share and the par value thereof, or otherwise arising out of the issuance of any Warrant Share at a price below its par value, and the Company shall indemnify, defend and hold harmless each Holder and its Affiliates, and their respective officers, directors, partners, members and shareholders, against any claim, demand, liability, loss, damage or expense (including reasonable legal fees) arising out of or in connection with any such shortfall or issuance. The Company shall not issue, and no Holder shall be obliged to accept, any Warrant Share in circumstances that would give rise to any such liability of the Holder.

5.6	Calculations.

All calculations under this Section 4 shall be made to the nearest one-hundredth of a share or the nearest USD 0.00001, as applicable; provided that any adjustment to the Exercise Price shall be rounded up to the nearest USD 0.00001, and any adjustment to the number of Warrant Shares shall be rounded down to the nearest one-hundredth of a share. For purposes of this Section 4, the number of Buyer Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Buyer Ordinary Shares actually issued and outstanding.

5.7	Notice of Adjustments.

Whenever the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant is adjusted pursuant to this Section 5, the Company shall promptly deliver to the Holder a written notice setting forth the Exercise Price and the number of Warrant Shares issuable upon exercise of each Tranche after such adjustment, setting forth in reasonable detail the facts requiring such adjustment and the basis upon which such adjustment was calculated. At any time upon the reasonable written request of the Holder, the Company shall furnish to the Holder a statement setting forth the Exercise Price and the number of Warrant Shares issuable upon exercise of each Tranche as then in effect.

Section 6. Rights of Holder

6.1	No Voting Rights.

This Warrant does not entitle the Holder to any voting rights, consent rights, or other rights as a shareholder of the Company prior to the exercise of this Warrant and the issuance of the Warrant Shares. Upon and after the issuance of Warrant Shares to the Holder upon exercise of this Warrant, the Holder shall be entitled to all rights of a holder of Buyer Ordinary Shares with respect to such issued shares, including voting rights and the right to receive dividends and other distributions.

6.2	No Dividends or Distributions.

Prior to the issuance of Warrant Shares upon exercise of this Warrant, the Holder shall not be entitled to receive any dividends, distributions, or other payments made to holders of Buyer Ordinary Shares, except as expressly set forth in Section 5.2 with respect to adjustment events. The Holder acknowledges that this Warrant represents only a contractual right to acquire Warrant Shares upon exercise and does not represent any equity interest in the Company prior to such exercise.

Section 7. Transfer Provisions

7.1	Restrictions on Transfer.

This Warrant and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act or under any state or foreign securities laws and may not be offered, sold, pledged, hypothecated, assigned or otherwise transferred except (a) pursuant to an effective registration statement under the Securities Act, (b) pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or (c) as otherwise permitted under the transfer restrictions set forth in the SPA. Notwithstanding the foregoing, any transfer of this Warrant or the Warrant Shares shall be subject to compliance with all applicable securities laws and applicable provisions of the SPA, including without limitation any lock-up provisions, standstill provisions, and rights of first refusal contained therein. The specific transfer restrictions and resale limitations applicable to any particular Holder shall be determined based on whether such Holder acquired this Warrant pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder (if a U.S. person) or Regulation S (if not a U.S. person), as set forth in Section 2.7 of the SPA. Any transfer in violation of this Section 7.1 shall be null and void.

7.2	Restrictive Legend.

This Warrant and any certificates representing Warrant Shares issued upon exercise hereof shall bear a restrictive legend substantially in the form set forth in Section 2.8 of the SPA, and such other legends as may be required by applicable law, until such time as (a) such securities have been registered under the Securities Act or sold pursuant to Rule 144, or (b) in the opinion of counsel to the Company, such legend is no longer required under applicable requirements of the Securities Act. The Company agrees that it shall instruct its transfer agent to remove such legend upon presentation of evidence satisfactory to the Company that the conditions for removal of the legend have been satisfied.

7.3	Representation by the Holder.

The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and solely for investment purposes and with the present intention of complying with applicable securities laws; provided that nothing herein shall restrict the Holder from selling, transferring, hedging or otherwise disposing of the Warrant or Warrant Shares pursuant to a registration statement, applicable exemption from registration or transaction not subject to registration.

7.4	Warrant Register; Assignment.

The Company shall maintain a register for the recordation of the name and address of the Holder and the number of Warrant Shares issuable hereunder, and shall register any transfer permitted by Section 7.1 promptly upon surrender of this Warrant together with a duly executed instrument of assignment. Upon any such transfer, the Company shall issue to the transferee a new warrant of like tenor, bearing the same Original Issue Date as this Warrant, and, if applicable, a new warrant to the Holder in respect of any retained portion. The Company shall not charge the Holder any fee in connection with any such transfer or issuance.

Section 8. Reservation of Shares

The Company covenants that, so long as this Warrant remains outstanding, it will at all times reserve and keep available out of the aggregate of its authorized but unissued Buyer Ordinary Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the full number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual or contingent purchase rights of Persons other than the Holder. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable, and free from all liens, security interests, charges, encumbrances, and claims with respect to the issuance thereof.

The number of Buyer Ordinary Shares so reserved shall be adjusted proportionally in connection with any stock split, reverse stock split, share dividend, reclassification, reorganization or similar transaction affecting the Buyer Ordinary Shares. If at any time the number of authorized but unissued Buyer Ordinary Shares is insufficient to permit such reservation (including with respect to any Tranche that has become or may become exercisable), the Company shall take all action necessary to increase the number of its authorized Buyer Ordinary Shares to a number sufficient to permit such reservation, including promptly convening a general meeting of its shareholders, including such increase in the agenda and recommending its approval, and re-submitting the matter until it is approved. The Company shall not, by amendment of its articles of association, by any reorganisation, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or by any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate to protect the rights of the Holder hereunder.

Section 9. Replacement Warrants

If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the lost, stolen or destroyed Warrant, a new warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, if requested by the Company, indemnity or bond also reasonably satisfactory to the Company. The applicant for a new warrant under such circumstances shall also pay any reasonable third-party costs (including customary transfer agent fees) associated with the issuance of such replacement warrant.

Section 10. No Fractional Shares

No fractional Warrant Shares shall be issued upon exercise of this Warrant. If the exercise of this Warrant would result in the issuance of a fractional Warrant Share, the Company shall round down to the nearest whole share the number of Warrant Shares to be issued to the Holder, and shall pay to the Holder, in lieu of such fractional share, an amount in cash equal to such fraction multiplied by the Per Share Market Value of one Buyer Ordinary Share on the Trading Day immediately preceding the Exercise Date.

Section 11. Notices.

All notices, requests, demands, approvals, consents and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given: (a) when delivered personally to the recipient; (b) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (c) one (1) Business Day after being sent by a recognized international overnight courier service with tracking, charges prepaid; or (d) upon confirmed electronic receipt by the recipient by email, provided that a copy of such notice is dispatched by one of the methods specified in clauses (a)–(c) above within two (2) Business Days thereafter. Notices shall be sent to the addresses set forth on the signature page hereto (or to such other address as a party may designate in writing to the other party).

Section 12. Governing Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to any choice of law or conflicts of law principles thereof that would cause the application of the laws of any other jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to resolution of any disputes arising hereunder by binding arbitration in front of a single arbitrator in Tel Aviv appointed with the consent of all parties, it being a condition to such appointment that the arbitrator shall undertake to issue a final written decision on such dispute within 90 days of such appointment. All parties recognize the tight timing of such undertaking and consent not to request extensions thereof, nor shall the arbitrator grant any such extension. Each party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any such proceeding.

Section 13. Amendments and Waivers

No provision of this Warrant may be amended or waived other than by an instrument in writing signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Notwithstanding the foregoing, this Warrant may not be amended to eliminate, reduce or circumvent the Equity Blocker (including any increase in the Equity Blocker Threshold) if the issuance of Buyer Ordinary Shares upon exercise of this Warrant would exceed any applicable threshold under Nasdaq Listing Rule 5635 (or any successor rule), unless any shareholder approval that may be required under such rule has first been obtained in accordance with applicable Nasdaq listing rules.

Section 14. Successors and Assigns

Subject to the transfer restrictions set forth in Section 6, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of each holder from time to time of this Warrant and shall be enforceable by any such holder. The Company may not assign its obligations under this Warrant without the prior written consent of the Holder, except in connection with a Fundamental Transaction in which the Successor Entity assumes all obligations of the Company under this Warrant in accordance with Section 5.3.

Section 15. Severability

If any provision of this Warrant is found to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant or invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 16. Entire Agreement

This Warrant, together with the SPA and the other Transaction Documents (as defined in the SPA), constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, warranties, and understandings, whether oral or written, with respect to such subject matter. In the event of any conflict between the terms of this Warrant and the terms of the SPA, the terms of the SPA shall prevail, unless this Warrant expressly provides otherwise with respect to a specific matter.

Section 17. Construction

This Warrant shall be deemed to be jointly drafted by the Company and the Holder, and no provision hereof shall be construed against or interpreted to the disadvantage of any party by reason of such party having or being deemed to have structured, drafted or dictated such provision. The headings in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant. Unless the context otherwise requires, references to sections, subsections and annexes refer to sections, subsections and annexes of and to this Warrant. Words importing the singular include the plural and vice versa, and the masculine, feminine and neuter genders include all genders. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation.” The word “or” is disjunctive but not exclusive.

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IN WITNESS WHEREOF the Company has caused this Warrant to be duly executed by its authorized officer as of the date first written above.

COLLPLANT BIOTECHNOLOGIES LTD.

By:

Name:	[____]

Title:	[____]

Date:

Address for Notices:

Email:

ACKNOWLEDGED AND AGREED:

HOLDER:

By:

Name:	[____]

Title:	[____]

Date:

Address for Notices:

Email:

ANNEX A

EXERCISE NOTICE

MILESTONE WARRANT TO PURCHASE ORDINARY SHARES

COLLPLANT BIOTECHNOLOGIES LTD.

The undersigned holder (the “Holder”) hereby exercises the right to purchase Buyer Ordinary Shares of CollPlant Biotechnologies Ltd. (the “Company”) pursuant to the Milestone Warrant to Purchase Ordinary Shares dated [____], 2026 (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant.

1.	Tranche Exercised.

The Holder hereby exercises the following Tranche(s) of the Warrant (check applicable box(es) and indicate number of Warrant Shares):

☐ Milestone 1 Tranche — [____] Warrant Shares (out of the Holder’s Milestone 1 Warrant Shares)

☐ Milestone 2 Tranche — [____] Warrant Shares (out of the Holder’s Milestone 2 Warrant Shares)

☐ Milestone 3 Tranche — [____] Warrant Shares (out of the Holder’s Milestone 3 Warrant Shares)

Total Number of Warrant Shares to be Exercised: [____]

2.	Milestone Confirmation.

The Holder hereby confirms that the applicable Milestone(s) identified in Section 1 above has/have been achieved and the applicable Milestone Achievement Date(s) has/have been established in accordance with Sections 2.2.3 and 2.2.4 of the Share Purchase Agreement. The Holder has received the Tranche Activation Notice(s) from the Company confirming the achievement of such Milestone(s).

Milestone Achievement Date(s): [____]

3.	Form of Exercise Price.

The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ Cash Exercise: Payment of the aggregate Exercise Price in the amount of USD ________ (being USD 0.00001 per Warrant Share) in immediately available funds denominated in United States dollar (USD).

☐ Cashless Exercise: Pursuant to Section 3.2 of the Warrant.

4.	[Reserved].

5.	Aggregate Ownership Certificate.

The Sellers’ Representative will deliver an Aggregate Ownership Certificate to the Company within five (5) Business Days of the date hereof pursuant to Section 3.3 of the Warrant.

The undersigned acknowledges that the Company shall not be required to issue any Warrant Shares until the Aggregate Ownership Certificate has been received by the Company, confirming that the aggregate beneficial ownership of Buyer Ordinary Shares by all Sellers (including the Warrant Shares to be issued upon such exercise) will not exceed the Equity Blocker Threshold.

6.	Delivery of Warrant Shares.

The Company shall deliver the Warrant Shares in accordance with the terms of the Warrant to the following:

☐ By book-entry transfer to the following account:

Account Name: ____________________________

Account Number: ____________________________

DTC Number: ____________________________

☐ By book-entry registration on the records of the Company’s transfer agent in the name set forth below.

____________________________

☐ By physical certificate delivered to the address below.

____________________________

____________________________

Number of Warrant Shares to be issued: ____________________________

Date: ____________________________

HOLDER:

By:

Name:	[____]

Title:	[____]

Date:

Name of Holder (print): ____________________________